UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2005

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

201 Isabella Street, Pittsburgh, Pennsylvania	15212-5858
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 412-553-4707

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On June 23, 2005, Alcoa Inc. (“Alcoa” or the “company”) provided details on its previously announced global restructuring program. The company said that it expects to record second quarter 2005 after-tax restructuring charges of $220 to $250 million, $0.25 to $0.28 per share, as part of its previously announced plan to streamline operations.

The second quarter restructuring will lead to the elimination of approximately 6,500 jobs across the company’s global businesses. The charges also encompass plant closings and consolidations, and asset impairments. The company anticipates that the restructuring will be implemented over the next 12 months, and result in annualized savings of approximately $150 million before taxes.

In the first quarter of 2005, the company recorded after-tax restructuring charges of $25 million affecting approximately 1,800 positions, resulting in an anticipated $45 million pre-tax in annualized cost savings. The combined first half restructuring is expected to be between $245 and $275 million, affect approximately 8,300 positions, and save $195 million before taxes on an annualized basis.

Included in the second quarter restructuring are the following major pre-tax components:

•	Restructuring to improve efficiency across the company’s automotive operations including the previously announced closing of the Hawesville, KY automotive plant (as described in the company’s Form 8-K filed May 19, 2005); restructuring of its cast auto wheels business, affecting almost 800 worldwide positions with charges of $65-$70 million, approximately half for severance costs with the remainder for asset impairments; and nearly 2,500 headcount reductions in the AFL automotive wire harness business, costing approximately $8 million. In total, approximately 3,500 automotive positions will be affected.

•	Optimization of the company’s global extrusion production operations to increase productivity, resulting in charges of $65-$70 million, comprised of approximately $20 million for asset disposals at various U.S. and European extrusion plants, with the remainder representing severance costs associated with the elimination of 1,000 positions.

•	Consolidation and strengthening of the company’s global packaging and consumer business, resulting in charges of $25-$30 million, approximately three-quarters of which are severance costs associated with the elimination of more than 1,500 positions, while the remainder is for asset disposals primarily at U.S. plants.

•	Closure of the Hamburger Aluminium-Werk GmbH aluminum smelter in Hamburg, Germany (the company owns a 33 percent equity interest in the facility), as a result of the partners’ decision on June 20, 2005 to close the plant because of high energy prices, resulting in charges of $85-$95 million. Approximately three-fourths of the charge is an impairment associated with the investment, while the remainder is for layoffs and other costs as a result of the shutdown.

•	The remaining charges are comprised of various layoffs including 250 positions in the primary products group, approximately 80 positions in the global mill products business, and approximately 160 positions in various corporate functions.

Approximately half of the second quarter charges will be in the form of cash payments, largely for employee severance costs, and the other half are largely non-cash charges associated with plant closings and asset disposals. The charges cover 121 locations in North America, Europe, Latin America and Australia. Further details involving specific locations and businesses will be announced as appropriate as they are implemented.

Item 2.06. Material Impairments.

The information set forth above in Item 2.05, “Costs Associated with Exit or Disposal Activities” relating to the pre-tax impairment charges expected to be recorded by Alcoa as a result of its second quarter 2005 restructuring activities, including the company’s estimate of the amount of the second quarter charges that will result in future cash expenditures, is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”

On June 23, 2005, Alcoa issued a press release providing details on its previously announced sale of Elkem shares, global restructuring program, and other second quarter 2005 events. A copy of Alcoa’s press release dated June 23, 2005 is attached hereto as Exhibit 99 and incorporated herein by reference.

Except as disclosed in this report or other filings with the Securities and Exchange Commission, there has been no material change in Alcoa’s perspective on business conditions for the 2005 second quarter as stated on May 10, 2005 at the Merrill Lynch Global Metals, Mining and Steel Conference in the Netherlands (as reported in Alcoa’s Form 8-K furnished to the SEC on May 10, 2005).

Forward-Looking Statements

Certain statements in this report and the exhibit attached hereto relate to future, not past, events and expectations, and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements also include those containing such words as “anticipates,” “believes,” “estimates,” “expects,” “targets,” “should,” “will,” “will likely result,” “forecast,” “outlook,” “projects” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Alcoa to be different from those expressed or implied in the forward-looking statements. Alcoa disclaims any intention or obligation, other than as required by law, to update or revise any forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: (a) material adverse changes in global economic or aluminum industry conditions generally, including global supply and demand conditions and prices for primary aluminum, alumina and other products; (b) material adverse changes in the markets served by Alcoa, including the transportation, building, construction, distribution, packaging, industrial gas turbine and other markets; (c) Alcoa’s inability to achieve the level of cost savings, productivity improvements or earnings growth anticipated by management, whether due to significant increases in energy, raw materials or employee benefits costs, labor disputes or other factors; (d) Alcoa’s inability to realize the full extent of the expected savings or benefits from its restructuring activities, to complete such activities in accordance with its planned timetable, or to assure that subsequent refinements or developments in its plans do not cause the actual charges to exceed the estimated charges; (e) changes in laws, governmental regulations or policies, currency exchange rates or competitive factors in the countries in which Alcoa operates; (f) significant legal proceedings or investigations adverse to Alcoa, including environmental, product liability, safety and health and other claims; and (g) the other risk factors summarized in Alcoa’s Form 10-K for the year ended December 31, 2004, Form 10-Q for the quarter ended March 31, 2005 and other reports filed with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

The following is furnished as an exhibit to this report:

99	Alcoa Inc. press release dated June 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ Lawrence R. Purtell
Lawrence R. Purtell
Executive Vice President and
General Counsel

Dated: June 23, 2005

EXHIBIT INDEX

Exhibit No.	Description
99	Alcoa Inc. press release dated June 23, 2005.